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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    HRN, INC.

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

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                  HRN, Inc., a Delaware corporation (hereinafter called the
"Corporation"), does hereby certify as follows:

                  FIRST: Article 1 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  "1.      The name of the corporation is Hotel Reservations
Network, Inc. (the "CORPORATION").

                  SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "G.L.C."). Prompt written notice of the Adoption of the Amendments has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the G.C.L.

                  IN WITNESS WHEREOF, the undersigned Vice President and Secretary has caused this Certificate to be duly executed in its corporate name this 8th day of November, 1999.

                                            HRN, INC.

                                            By: /s/ Thomas Kuhn
                                               ------------------------------
                                               Thomas Kuhn
                                               Vice President and Secretary